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                                                                    EXHIBIT 10.6
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement"), is made and entered into as of the 15th day of February, 1999, ("Effective Date") by and between WILLIAM
B. MCGUIRE, JR., an individual resident of the State of North Carolina (the "Executive"), SUMMIT PROPERTIES INC., a Maryland corporation, and SUMMIT MANAGEMENT COMPANY, a Maryland corporation. Summit Properties Inc. and Summit Management Company are referred to herein collectively as the "Company";

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company on the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

                                       1.
                                   Employment

         Subject to the terms of this Agreement, the Company hereby employs Executive, and Executive hereby accepts such employment with the Company. Executive shall serve in the capacity of Chairman of the Board of Directors of Summit Properties Inc. and Summit Management Company and shall have the duties, rights and responsibilities normally associated with such positions consistent with the Bylaws of Summit Properties Inc. and Summit Management Company, respectively, together with such other reasonable duties relating to the operation of the business of the Company and its affiliates as may be assigned to him from time to time by the Board of Directors of Summit Properties Inc. or Summit Management Company (collectively, the "Board") or as may otherwise be provided in such Bylaws. Executive shall devote a portion of his business time, skills and efforts to rendering services on behalf of the Company and its affiliates and shall exercise such care as is customarily required by executives undertaking similar duties for entities similar to the Company. The Company acknowledges that (i) Executive's duties have not required in the past and will not require in the future Executive to devote his full-time during normal business hours to the business and affairs of the Company, and that (ii) Executive intends to pursue other business interests during the term of this Agreement subject to the restrictions of a non-competition agreement between Executive and the Company of even date herewith (the "Noncompetition Agreement"). During the term of this Agreement, the Company shall provide Executive at the Company's expense with full-time secretarial, receptionist and other administrative support services, including use of telephone, copier, facsimile, and other such office equipment. Executive shall have use of such services and equipment notwithstanding that Executive is not a full-time Executive of the Company or that Executive uses such services and equipment for other business purposes not inconsistent with the


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Noncompetition Agreement. The Company shall also provide Executive with a private area commensurate with Executive's title and duties.

                                       2.
                             Compensation; Expenses

         2.1 Base Salary. Commencing on January 1, 1999, the Company shall pay Executive during the term of Executive's employment under this Agreement, a base salary equal to One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) per annum (the "Base Salary"), which amount shall be subject to adjustment, if any, in accordance with this ss. 2.1. The Compensation Committee of the Board (the "Committee") shall review Executive's Base Salary on an annual basis, and the Committee upon such review and in its sole discretion, may increase or decrease Executive's Base Salary by an amount which the Committee deems appropriate in light of the Company's and Executive's performance during the period covered by such review; provided, however, that Executive's Base Salary shall not be reduced below One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) per annum. The Base Salary, less all applicable withholding taxes, shall be paid to Executive in accordance with the payroll procedures in effect with respect to officers of the Company.

         2.2 Incentive Compensation. In addition to the Base Salary payable to Executive pursuant to Paragraph 2.1 and any special compensatory arrangements which the Committee provides for Executive, effective as of the Effective Date, Executive shall be entitled to participate in any incentive compensation plans in effect with respect to senior executive officers of the Company, with the criteria for Executive's participation in such plans to be established by the Committee in its sole discretion.

         2.3 Stock Options. Executive shall be entitled to participate in employee stock option plans from time to time established for the benefit of employees of the Company in accordance with the terms and conditions of such plans.

         2.4 Expenses. Executive shall be reimbursed for all reasonable business-related expenses incurred by Executive at the request of or on behalf of the Company.

         2.5 Participation in Employee Benefit Plans. Executive shall be entitled to participate in such medical, dental, disability, hospitalization, life insurance, profit sharing and other benefit plans as the Company shall maintain from time to time for the benefit of executive officers of the Company, on the terms and subject to the conditions set forth in such plans. In addition, during the term of this Agreement, Executive shall be entitled to a comprehensive annual physical performed, at the company's expense, by the physician or medical group of Executive's choosing.

         2.6 Compensation upon Termination of Employment. If Employee's employment



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                  under this Agreement is terminated for any reason whatsoever,
                  Employee shall not thereafter be entitled to receive any Base Salary for periods following such termination; provided, however, that Employee shall be entitled to receive any Base Salary which may be owed to Employee but is unpaid as of the date on which Employee's employment is terminated. The benefits, if any, payable to or on behalf of Employee upon Employee's termination of employment from the Company under any employee benefit plans and incentive compensation and other compensatory arrangements shall be governed by the terms and conditions for benefit payments set forth in such plans and arrangements.

         2.7 Vacation. In addition to Company holidays, Executive shall receive such paid vacation time each year during the term of this Agreement consistent with vacation policies of the Company for its executive officers. Said paid vacation time shall initially be twenty days. Any unused vacation days in any year may not be carried over to subsequent years, and Executive shall receive no additional compensation for any unused vacation days.

         2.8 Perquisites. Executive shall be entitled to receive such individual perquisites as are consistent with the Company's policies applicable to its executive officers.

                                       3.
                               Term of Employment

         3.1 Term. The employment relationship under the Agreement shall commence as of the above written date (the "Effective Date") and shall continue until the date twenty (20) business days after written notice is given to the other party by either the Company or Employee that the employment relationship shall terminate. Such termination notice may be given by either party without cause and for any or no reason.

                                       4.
                                  Miscellaneous

         4.1. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Executive and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns; provided, however, that Executive shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of Company; and further provided that the Company shall not be entitled to assign or delegate any of its rights or obligations hereunder except to a corporation, partnership or other business entity that is, directly or indirectly, controlled by or under common control with Summit Properties Inc.

         4.2. Construction of Agreement. No provision of this Agreement or any related



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                  document shall be construed against or interpreted to the
                  disadvantage or any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

         4.3 Amendment; Waiver. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto. Any waiver by an party or consent by any party to any variation from any provision of this Agreement shall be valid only if in writing and only in the specific instance in which it is given, and no such waiver or consent shall be construed as a waiver of any other provision or as a consent with respect to any similar instance or circumstance.

         4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

         4.5. Survival of Agreements. All covenants and agreements made herein shall survive the execution and delivery of this Agreement and the termination of Executive's employment hereunder for any reason.

         4.6 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         4.7 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be given when delivered personally or mailed first class, registered or certified mail, postage prepaid, in either case, addressed as follows:


                           (a)  If to Executive:
                                   William B. McGuire, Jr.
                                   At last known address as reflected
                                   in the Company's records.

                           (b)  If to the Company, addressed to:
                                   Summit Properties Inc.
                                   212 South Tryon Street, Suite 500
                                   Charlotte, North Carolina 28281
                                   Attn: Michael G. Malone

         4.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.



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         4.9      Entire Agreement. This Agreement, together with the
                  Noncompetition Agreement, Indemnification Agreement, and Executive Severance Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and upon the Effective Date, will supersede and replace all prior agreements, written and oral, between the parties hereto or with respect to the subject matter hereof. This Agreement may be modified only by a written instrument signed by each of the parties hereto.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    SUMMIT PROPERTIES INC.

                                    By:  /s/ Steven R. LeBlanc
                                         -------------------------------
                                       Name:   Steven R. LeBlanc
                                       Title:  President


                                    SUMMIT MANAGEMENT COMPANY


                                    By:  /s/ Steven R. LeBlanc
                                         -------------------------------
                                       Name:   Steven R. LeBlanc
                                       Title:  Vice President

                                    Collectively, the "Company"


                                    /s/ William B. McGuire, Jr.         [SEAL]
                                    ------------------------------------
                                    William B. McGuire, Jr.

                                    "Executive"


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